                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 1998
                                                          --------------



                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


           TENNESSEE                 000-22217                 62-1493316
(State or other jurisdiction of     (Commission             (I.R.S. employer
incorporation or organization)      File Number)           identification no.)


       ONE BURTON HILLS BOULEVARD
                SUITE 350
              NASHVILLE, TN                                        37215
(Address of principal executive offices)                         (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         This Form 8-K/A-1 includes the following financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K dated March 31, 1998:

(a)      Financial Statements of Business Acquired:

         Independent Auditors' Report.
         Balance Sheets of South Denver Endoscopy Center, Inc. as of December
                  31, 1997 and March 31, 1998 (unaudited).
         Statements of Earnings and Retained Earnings of South Denver Endoscopy
                  Center, Inc. for the year ended December 31, 1997 and the Three Months ended March 31, 1997 and 1998 (unaudited).
         Statements of Cash Flows of South Denver Endoscopy Center, Inc. for the year ended December 31, 1997 and the Three Months ended March 31, 1997 and 1998 (unaudited).
         Notes to Financial Statements of South Denver Endoscopy Center, Inc.

(b)      Pro Forma Financial Information:

         Pro Forma Combined Statements of Operations for the year ended December
                  31, 1997 and the Three Months ended March 31, 1998.
         Notes to Pro Forma Financial Statements.






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

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
South Denver Endoscopy Center, Inc.

     We have audited the accompanying balance sheet of South Denver Endoscopy Center, Inc. (the "Center") as of December 31, 1997, and the related statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Center's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Center as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
April 24, 1998



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

                      SOUTH DENVER ENDOSCOPY CENTER, INC.

                                 BALANCE SHEETS


                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Current assets:
  Cash......................................................    $ 24,105      $414,080
  Accounts receivable, net of allowance for uncollectible
     accounts of $62,587 and $79,693, respectively..........     333,505       272,946
  Supplies inventory........................................      15,000        13,000
  Prepaid expenses..........................................         600         3,664
                                                                --------      --------
          Total current assets..............................     373,210       703,690
Organization cost, net of accumulated amortization of
  $15,572 and $16,546, respectively.........................       3,895         2,921
Equipment, net of accumulated depreciation of $110,619 and
  $128,202, respectively....................................     258,654       242,581
                                                                --------      --------
          Total.............................................    $635,759      $949,192
                                                                ========      ========

                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $182,624      $181,733
  Accrued expenses..........................................       9,099        14,708
                                                                --------      --------
          Total current liabilities.........................     191,723       196,441
Shareholders' equity:
  Retained earnings.........................................     444,036       752,751
                                                                --------      --------
          Total.............................................    $635,759      $949,192
                                                                ========      ========

                       See notes to financial statements.


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

                      SOUTH DENVER ENDOSCOPY CENTER, INC.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                                                                                THREE MONTHS
                                                              YEAR ENDED       ENDED MARCH 31,
                                                             DECEMBER 31,   ---------------------
                                                                 1997         1997        1998
                                                             ------------   ---------   ---------
                                                                                 (UNAUDITED)
Revenue....................................................  $ 2,092,392    $ 485,068   $ 598,138
Expenses:
  Salaries and benefits....................................      372,872       80,866     141,171
  Supplies and other operating expenses....................      442,380       99,836      93,980
  Rent expense (Note 2)....................................       71,185       16,117      17,795
  Bad debt expense.........................................       61,181       14,384      17,920
  Depreciation and amortization............................       65,068       17,686      18,557
                                                             -----------    ---------   ---------
          Total expenses...................................    1,012,686      228,889     289,423
                                                             -----------    ---------   ---------
Net earnings...............................................    1,079,706      256,179     308,715
Retained earnings, beginning of period.....................      390,867      390,867     444,036
Distributions to shareholders..............................   (1,026,537)    (226,532)         --
                                                             -----------    ---------   ---------
Retained earnings, end of period...........................  $   444,036    $ 420,514   $ 752,751
                                                             ===========    =========   =========

                       See notes to financial statements.

                      SOUTH DENVER ENDOSCOPY CENTER, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                 THREE MONTHS
                                                               YEAR ENDED      ENDED MARCH 31,
                                                              DECEMBER 31,   --------------------
                                                                  1997         1997        1998
                                                              ------------   ---------   --------
                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net earnings..............................................  $ 1,079,706    $ 256,179   $308,715
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation...........................................       61,175       16,712     17,583
     Amortization of organization cost......................        3,893          974        974
     (Increase) decrease in accounts receivable.............      (77,214)       7,389     60,559
     Increase in supplies inventory.........................       (5,500)      (2,500)     2,000
     Increase in prepaid assets.............................         (241)      (4,137)    (3,064)
     Increase (decrease) in accounts payable................        1,382      (10,252)      (891)
     Increase in accrued expenses...........................        2,599        2,276      5,609
                                                              -----------    ---------   --------
          Net cash provided by operating activities.........    1,065,800      266,641    391,485
Cash flows from financing activities:
  Shareholders' distributions...............................   (1,026,537)    (226,532)        --
                                                              -----------    ---------   --------
Cash flows from investing activities:
  Purchase of equipment.....................................      (19,254)          --     (1,510)
                                                              -----------    ---------   --------
Net increase in cash........................................       20,009       40,109    389,975
Cash at beginning of period.................................        4,096        4,096     24,105
                                                              -----------    ---------   --------
Cash at end of period.......................................  $    24,105    $  44,205   $414,080
                                                              ===========    =========   ========

                       See notes to financial statements.

                      SOUTH DENVER ENDOSCOPY CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The South Denver Endoscopy Center, Inc. ("SDEC") began operations in 1994 in Englewood, Colorado (a suburb of Denver). SDEC is owned by a group of shareholders who perform endoscopy procedures through their related physician practice.

     Revenue Recognition. Revenue consists of the billing for the use of SDEC facilities (the "usage fee") directly to the patient or third party payer. The usage fee excludes amounts billed for physicians' services, which are billed separately by the physicians to the patient or third party payer. Revenues are reported at the estimated net realizable amounts from patients, third-party payers and others, including Medicare. Such revenues are recognized as the related services are performed. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, are recorded as deductions from patient service revenues. During 1997, approximately 22% of the Center's revenues were provided to patients covered under Medicare. Amounts which are determined to be uncollectible are charged against the allowance for uncollectible accounts.

     Equipment. Equipment acquisitions are recorded at cost. Depreciation is provided over the estimated useful life and is computed using the straight-line method. The estimated useful life for the depreciation of equipment is 5-10 years.

     Income Taxes. SDEC has elected Subchapter S status of the Internal Revenue Code, and accordingly, income taxes are the responsibility of the individual shareholders of SDEC. Therefore, no provision for income taxes has been reflected by SDEC.

     Management Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

     Unaudited Interim Information. The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations. The results of operations for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for a full year.

2. RELATED PARTY TRANSACTIONS

     For the year ended December 31, 1997, the shareholders of SDEC owned 100% of SDEC as well as 100% of the South Denver Gastroenterology Center (SDGC). SDGC provides SDEC with billing, collection, accounts payable and other bookkeeping services. A monthly overhead charge is paid by SDEC in the amount of $2,000. Total expense incurred for these services of $24,000 has been included in the statement of earnings and retained earnings for the year ended December 31, 1997.

     In addition, the SDGC maintains a defined benefit pension plan as well as a profit sharing plan which is open to all employees of SDEC. Employees may participate after completing 2 years of service. SDGC is responsible for making the contributions to the plans on behalf of the SDEC. Contributions in the amounts of $5,933 and $10,563 were contributed to the pension plan and profit sharing plan, respectively during 1997.

                      SOUTH DENVER ENDOSCOPY CENTER, INC.

3. COMMITMENTS AND CONTINGENCIES

     The SDEC leases facility space under a five year operating lease that expires on January 31, 1999. Total rental expense for 1997 was approximately $71,000. The following is a schedule by year of the future minimum lease payments under the operating lease as of December 31, 1997.

YEAR ENDING
DECEMBER 31,
------------
1998........................................................  $68,000
1999........................................................    5,720

4. SUBSEQUENT EVENT

     Effective March 31, 1998, AmSurg Holdings, Inc. ("Holdings"), a subsidiary of AmSurg Corp. ("AmSurg") acquired from SDEC a fifty-one percent ownership interest in the assets and assumed certain liabilities comprising the business operations of the endoscopy center.

     Pursuant to the terms of the Asset Purchase Agreement, dated as of March 18, 1998, by and among Holdings, AmSurg and SDEC, Holdings paid $3,116,290 in cash and AmSurg issued 1,131 shares of its Class A Common Stock to SDEC. Following the asset purchase, Holdings and SDEC contributed their respective ownership in the assets of the center into a newly formed limited liability company, The Englewood ASC, LLC, and received proportionate membership therein.

                                  AMSURG CORP.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                             BASIS OF PRESENTATION

     The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 are presented to show the effects of the acquisition of South Denver Endoscopy Center, Inc. acquired on March 31, 1998, as if the acquisition had occurred on January 1, 1997. The pro forma information is based on the historical financial statements of the Company and the acquired center, giving effect to the acquisition under the purchase method of accounting, and the assumption and adjustments in the accompanying notes to the pro forma consolidated financial information.

     The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the transactions in fact occurred on the dates indicated above, nor to project the Company's financial position or results of operations for any future date or period. In the opinion of the Company's management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements included in the Company's 1997 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

                                  AMSURG CORP.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
          (ALL AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                  SOUTH DENVER                        PRO FORMA
                                                   ENDOSCOPY         PRO FORMA        COMBINED
                                    HISTORICAL    CENTER, INC.      ADJUSTMENTS        TOTALS
                                    ----------    ------------      -----------       ---------
Revenue...........................   $57,414         $2,092           $    --          $59,506
Operating expenses:
  Salaries and benefits...........    17,363            373                66(1)        17,802
  Other operating expenses........    20,352            574                 8(2)        20,934
  Depreciation and amortization...     4,944             65                97(3)         5,106
  Net loss on sale of assets......     1,425             --                --            1,425
                                     -------         ------           -------          -------
        Total operating
          expenses................    44,084          1,012               171           45,267
                                     -------         ------           -------          -------
        Operating income..........    13,330          1,080              (171)          14,239
Minority interest.................     9,084             --               540(4)         9,624
Other (income) and expense:
  Interest expense, net of
    interest income...............     1,554             --               217(5)         1,771
  Distribution cost ..............       842             --                --              842
                                     -------         ------           -------          -------
        Earnings before income
          taxes...................     1,850          1,080              (928)           2,002
Income tax expense................     1,774             --                61(6)         1,835
                                     -------         ------           -------          -------
        Net earnings..............        76          1,080              (989)             167
Accretion of preferred stock
  discount........................       286             --                --              286
                                     -------         ------           -------          -------
        Net earnings (loss)
          attributable to common
          shareholders............   $  (210)        $1,080           $  (989)         $  (119)
                                     =======         ======           =======          =======
Earnings (loss) per common share:
  Basic...........................   $ (0.02)                                          $ (0.01)
  Diluted.........................   $ (0.02)                                          $ (0.01)
Weighted average number of shares
  and share equivalents
  outstanding:
  Basic...........................     9,453                                1(7)         9,454
  Diluted.........................     9,453                                1(7)         9,454


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

                                  AMSURG CORP.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
               (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                        SOUTH DENVER                     PRO FORMA
                                                         ENDOSCOPY         PRO FORMA     COMBINED
                                           HISTORICAL   CENTER, INC.      ADJUSTMENTS     TOTALS
                                           ----------   ------------      -----------    ---------
Revenue..................................   $17,829        $  598           $    --       $18,427
Operating expenses:
  Salaries and benefits..................     5,367           141                17(1)      5,525
  Other operating expenses...............     6,384           130                --         6,514
  Depreciation and amortization..........     1,568            18                22(3)      1,608
  Net loss on sale of assets.............        43            --                --            43
                                            -------        ------           -------       -------
        Total operating expenses.........    13,362           289                39        13,690
                                            -------        ------           -------       -------
        Operating income.................     4,467           309               (39)        4,737
Minority interest........................     2,807            --               155(4)      2,962
Other (income) and expense:
  Interest expense, net of interest
    income...............................       493            --                54(5)        547
                                            -------        ------           -------       -------
        Earnings before income taxes.....     1,167           309              (248)        1,228
Income tax expense.......................       467            --                24(6)        491
                                            -------        ------           -------       -------
        Net earnings.....................   $   700        $  309           $  (272)      $   737
                                            =======        ======           =======       =======
Earnings per common share:
  Basic..................................   $  0.07                                       $  0.08
  Diluted................................   $  0.07                                       $  0.07
Weighted average number of shares and
  share equivalents outstanding:
  Basic..................................     9,673                               1(7)      9,674
  Diluted................................    10,347                               1(7)     10,348

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

                                  AMSURG CORP.

       NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

     On March 31, 1998, the Company acquired a majority interest in the assets and certain liabilities comprising the business operations of South Denver Endoscopy Center, Inc. The accompanying pro forma consolidated statements of operations reflects the pro forma results of operations of the Company, as if the surgery center had been acquired on January 1, 1997.

PRO FORMA ADJUSTMENTS

     The adjustments reflected in the pro forma consolidated statement of operations are as follows:

          1. To reflect additional corporate general and administrative salary costs as a result of the increase in the number of centers managed.

          2. To reflect additional miscellaneous general and administrative cost as a result of increase in number of centers managed.

          3. To reflect amortization of additional excess of cost over net assets of purchased operations assets and differences in depreciation of purchased equipment.

          4. To reflect minority owners' interest in earnings of acquired operations.

          5. To reflect interest on acquisition-related borrowings.

          6. To record estimated additional federal and state income taxes at a combined rate of 40%, as a result of the incremental increase in earnings before income taxes.

          7. To reflect weighted average shares for stock issued in acquisition.



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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                           AMSURG CORP.


Date: June 11, 1998        By: /s/ Claire M. Gulmi
                               -----------------------------------------
                               CLAIRE M. GULMI

                               Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)




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